UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2009

The Phoenix Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One American Row, Hartford, CT	06102-5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 403-5000

NOT APPLICABLE

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

Results of Operations and Financial Condition.

We are providing in this report updated financial information of The Phoenix Companies, Inc. (the “Company”) as of and for the three years ended December 31, 2007 to reflect a change in accounting implemented after the filing of our Annual Report on Form 10-K for the year ended December 31, 2007 (the “Annual Report”). Effective April 1, 2008, we changed our method of accounting for the cost of certain of our long duration reinsurance contracts accounted for in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 113, Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts (“SFAS 113”). In conjunction with this change, we also changed our method of accounting for the impact of reinsurance costs on deferred acquisition costs. SFAS 113 requires us to amortize the estimated cost of reinsurance over the life of the underlying reinsured contracts. Under our previous method, we recognized reinsurance recoveries as part of the net cost of reinsurance and amortized this balance over the estimated lives of the underlying reinsured contracts in proportion to estimated gross profits (“EGPs”) consistent with the method used for amortizing deferred policy acquisition costs. Under the new method, reinsurance recoveries are recognized in the same period as the related reinsured claim. In conjunction with this change, we also changed our policy for determining EGPs to include the effects of reinsurance, where previously these effects had not been included.

We adopted the new method because we believe that it better reflects the economics of the underlying reinsurance activity by better matching the reinsurance recovery with the insured loss that gave rise to that recovery. We also believe that the new method is consistent with management’s intent in purchasing reinsurance, which is to protect the Company against large and unexpected claims.

Accordingly, portions of the following items from our Annual Report have been updated to reflect the accounting change.

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Part II, Item 6 Selected Financial Data

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Part II, Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations

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Part II, Item 8 Financial Statements and Supplementary Data

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Exhibit 12

This report updates our Annual Report only to the extent this information is impacted by the accounting change. This Current Report does not update for other changes since the filing of the 2007 Annual Report (e.g. the distribution of our asset management business to our shareholders, the before tax impairment charge of $432.2 million associated with goodwill and other intangible assets). As such, this Current Report should be read with reference to Phoenix’s Quarterly Reports on Form 10-Q for the periods ended September 30, 2008, June 30, 2008 and March 31, 2008 (the “Quarterly Reports”), which describe significant developments since the filing of the 2007 Annual Report.

Item 9.01

Financial Statements and Exhibits.

(a)

Not applicable

(b)

Not applicable

(c)

Not applicable

(d)

Exhibits

The following exhibit is furnished herewith:

99.1

Updated financial information of The Phoenix Companies, Inc. dated January 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.

Date: January 6, 2009	By:	/s/ David R. Pellerin
	Name:	David R. Pellerin
	Title:	Senior Vice President and Chief Accounting Officer